Exhibit 10.66

FOURTH AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT
This Fourth Amendment to Letter of Credit Facility Agreement (this “Amendment”), is entered into as of December 23, 2014, by and among SunPower Corporation, a Delaware corporation (the “Company”), SunPower Corporation, Systems, a Delaware corporation (the “Subsidiary Applicant” and, together with the Company, the “Credit Parties” and individually, each a “Credit Party”), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), Deutsche Bank AG New York Branch, as issuing bank and as administrative agent for the Banks (as defined below) (in such capacity, the “Administrative Agent”), and the Required Banks (as defined below).
BACKGROUND
A.    The Credit Parties and the Parent Guarantor entered into that certain Letter of Credit Facility Agreement, dated as of August 9, 2011 (as amended by the First Amendment dated as of December 20, 2011, the Second Amendment dated as of December 19, 2012, and the Third Amendment dated as of December 23, 2013, and as may be further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), with the Administrative Agent and the several financial institutions from time to time a party thereto (the “Banks”). Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Company, the Parent Guarantor, and the Administrative Agent have executed an Issuing Bank Joinder Agreement with each of Credit Agricole Corporate and Investment Bank (“Credit Agricole”) and The Bank of Tokyo - Mitsubishi UJF, Ltd., Paris Branch (“BTMU”) designating each of Credit Agricole and BTMU as an Issuing Bank under the Facility, and have delivered each such executed Issuing Bank Joinder Agreement to the Administrative Agent to be effective as of the Fourth Amendment Effective Date.
D.     The Credit Parties have requested that the Administrative Agent, the Required Banks and the Parent Guarantor amend the Credit Agreement to limit (i) Credit Agricole's obligation to issue LOCs under the Facility to LOCs in an aggregate amount outstanding at any time not to exceed $250,000,000 and (ii) BTMU's obligation to issue LOCs under the Facility to LOCs in an aggregate amount outstanding at any time not to exceed $250,000,000, in each case, to be effective as of the Fourth Amendment Effective Date.
E.    Although the Administrative Agent, the Parent Guarantor and those certain Banks defined as “Required Banks” under the Credit Agreement (the “Required Banks”) are under no obligation to do so, the Administrative Agent, the Parent Guarantor and the Required Banks are willing to amend the Credit Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows pursuant to Section 8.01 of the Credit Agreement:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Administrative Agent and each Required Bank in agreeing to the terms of this Amendment.

2.Amendment to Credit Agreement. Section 2.01(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(a)    the Issuing Bank shall not have any obligation to issue or amend the expiry, amount or language of any LOC if (i) the aggregate Credit Exposure (after giving effect to such issuance, extension, or increase) would exceed the aggregate Commitment Amount of the Banks, (ii) any Bank's Pro Rata Share of the aggregate Credit Exposure (after giving effect to such issuance or amendment) would exceed such Bank's Commitment Amount, (iii) such issuance or amendment would conflict with or cause the Issuing Bank to exceed any limited imposed by applicable law or any applicable requirement hereof, (iv) solely with respect to HSBC Bank USA, National Association in its capacity as an Issuing Bank hereunder (“HSBC”), such issuance or amendment would cause the sum (without duplication) at such time of (x) the aggregate outstanding amount of all LOC Disbursements under LOCs issued by HSBC, (y) the aggregate Available Amount of all LOCs issued by HSBC, and (z) the aggregate Available Amount of all LOCs that have been requested by the Applicants to be issued by HSBC hereunder but have not yet been so issued to exceed $250,000,000, (v) solely with respect to DB in its capacity as an Issuing Bank hereunder, such issuance or amendment would cause the sum (without duplication) at such time of (x) the aggregate outstanding amount of all LOC Disbursements under LOCs issued by DB, (y) the aggregate Available Amount of all LOCs issued by DB, and (z) the aggregate Available Amount of all LOCs that have been requested by the Applicants to be issued by DB hereunder but have not yet been so issued to exceed $778,000,000 or such greater amount not to exceed the Commitment Amount as DB may elect in its sole discretion from time to time, (vi) solely with respect to Credit Agricole Corporate and Investment Bank in its capacity as an Issuing Bank hereunder (“Credit Agricole”), such issuance or amendment would cause the sum (without duplication) at such time of (x) the aggregate outstanding amount of all LOC Disbursements under LOCs issued by Credit Agricole, (y) the aggregate Available Amount of all LOCs issued by Credit Agricole, and (z) the aggregate Available Amount of all LOCs that have been requested by the Applicants to be issued by Credit Agricole hereunder but have not yet been so issued to exceed $250,000,000, or (vii) solely with respect to The Bank of Tokyo - Mitsubishi UFJ, Ltd., Paris Branch in its capacity as an Issuing Bank hereunder (“BTMU”), such issuance or amendment would cause the sum (without duplication) at such time of (x) the aggregate outstanding amount of all LOC Disbursements under LOCs issued by BTMU, (y) the aggregate Available Amount of all LOCs issued by BTMU, and (z) the aggregate Available Amount of all LOCs that have been requested by the Applicants to be issued by BTMU hereunder but have not yet been so issued to exceed $250,000,000;”.
3.Confirmation of Guaranty. The Parent Guarantor ratifies and reaffirms its obligations under the Parent Guaranty and each and every term, condition, and provision of the Parent Guaranty. The Parent Guarantor further represents and warrants that it has no defenses or claims against the Administrative Agent or any Bank that would or might affect the enforceability of the Parent Guaranty and that the Parent Guaranty remains in full force and effect.

4.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any other Loan Document.

Except as expressly set forth herein, the Credit Agreement and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by each Credit Party in all respects.

5.Representations and Warranties. The Parent Guarantor and each Credit Party hereby represents and warrants that:

a.the representations and warranties contained in each Loan Document to which the Parent Guarantor or such Credit Party is a party are true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) on and as of the date hereof;

b.no Block Notice is in effect;

c.on and as of the date hereof, no Change in Law has occurred, no order, judgment or decree of any Governmental Authority has been issued, and no litigation is pending or threatened, which enjoins, prohibits, or restrains (or with respect to any litigation seeks to enjoin, prohibit, or restrain), the reimbursement of LOC Disbursements, the issuance of any LOC or any participation therein, the consummation of any of the other transactions contemplated hereby, or the use of proceeds of the Facility; and

d.no Event of Default, or event or condition that would constitute an Event of Default described in Section 6.01(a), Section 6.01(f), or Section 6.01(g) of the Credit Agreement but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby.

6.Fourth Amendment Effective Date. The amendment set forth in Section 2 of this Amendment shall become effective on the date hereof (the “Fourth Amendment Effective Date”) if each of the following conditions shall have been satisfied on or before such date:

a.The Administrative Agent shall have received from the Parent Guarantor, each Credit Party, the Administrative Agent, and the Required Banks either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

b.The Administrative Agent shall have received documents and certificates relating to the organization, existence, and good standing of each Credit Party, and the authorization of the transactions contemplated hereby, all in form reasonably satisfactory to the Administrative Agent, including (i) certified copies of the resolutions (or comparable evidence of authority) of each Credit Party approving the transactions contemplated by this Amendment and (ii) a certification as to the names and true signatures of the officers of each Credit Party that are authorized to sign this Amendment.

c.The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party pursuant to any Loan Document, including the reasonable fees and disbursements invoiced on or prior to such date of Moses & Singer LLP, counsel to DB.

d.Each of Credit Agricole and BTMU shall have advised the Administrative Agent in writing (including by facsimile or e-mail) that the Company has executed and delivered to Credit Agricole or BTMU, as applicable, a fee letter in form and substance satisfactory to each of Credit Agricole and BTMU, respectively.

7.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail (in a pdf or similar file) shall be as effective as delivery of an original executed counterpart of this Amendment.

8.Effect on Loan Documents. From and after the Fourth Amendment Effective Date, all references in any Loan Document to the Credit Agreement or any other Loan Document shall be deemed to be references to the Credit Agreement or such other Loan Document as amended by this Amendment and as the same may be further amended, supplemented or otherwise modified from time to time. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.

9.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

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IN WITNESS WHEREOF, the Company, the Subsidiary Applicant, the Parent Guarantor, the Administrative Agent and the Required Banks have caused this Fourth Amendment to be executed as of the date first written above.

The “Company”
SUNPOWER CORPORATION

By:	/s/ Charles D. Boynton
Name:	Charles D. Boynton
Title:	EVP & CFO

The “Subsidiary Applicant”

SUNPOWER CORPORATION, SYSTEMS

By:	/s/ Charles D. Boynton
Name:	Charles D. Boynton
Title:	CFO

The “Parent Guarantor”

TOTAL, S.A.

By:	/s/ Patrick de la Chevardière
Name:	Patrick de la Chevardière
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

The “Administrative Agent”, an “Issuing Bank”, and a “Bank”

DEUTSCHE BANK AG NEW YORK BRANCH, individually, as Administrative Agent, and as an Issuing Bank

By:	/s/ Robert Lofaro
Name:	Robert Lofaro
Title:	Director

By:	/s/ Prashant Mehra
Name:	Prashant Mehra
Title:	Vice President

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director
Banco Santander, S.A., New York Branch

By:	/s/ Terence Corcoran
Name:	Terence Corcoran
Title:	Senior Vice President
Banco Santander, S.A., New York Branch

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually and as an Issuing Bank

By:	/s/ Ghislain Descamps
Name:	Ghislain Descamps
Title:	Managing Director
Credit Agricole CIB

By:	/s/ Frederic Bambuck
Name:	Frederic Bambuck
Title:	Director

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, individually and as an Issuing Bank

By:	/s/ Thomas Lo
Name:	Thomas Lo
Title:	Vice President

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

LLOYDS TSB BANK PLC, as a Bank

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President - G011

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President - P003

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]

THE BANK OF TOKYO - MITSUBISHI UFJ, LTD., PARIS BRANCH, individually and as an Issuing Bank

By:	/s/ Laurent LaDrange
Name:	Laurent LADRANGE
Title:	Directeur Général Adjoint

[Signature Page to Fourth Amendment to Letter of Credit Facility Agreement]